EXHIBIT (a)(1)(B)

                            [VASCULAR SOLUTIONS LOGO]


                       STOCK OPTION EXCHANGE ELECTION FORM


         REGARDLESS OF WHETHER YOU ACCEPT OR REJECT THE OFFER, YOU MUST PROPERLY COMPLETE, SIGN AND DELIVER THIS ELECTION FORM OR A FACSIMILE THEREOF TO JAMES HENNEN, DIRECTOR OF FINANCE AND CONTROLLER, OR TO HOWARD ROOT, CHIEF EXECUTIVE OFFICER, VASCULAR SOLUTIONS, INC., 2495 XENIUM LANE NORTH, MINNEAPOLIS, MINNESOTA 55441, TELEPHONE: 763-656-4300, FACSIMILE: 763-656-4250, BEFORE 12:00
MIDNIGHT MINNESOTA TIME, ON AUGUST 14, 2002.

         I have received the offer to exchange dated July 17, 2002 (which, together with this election form and any amendments or supplements to the offer to exchange, collectively constitute the "offer") provided by Vascular Solutions describing the stock option exchange program under which Vascular Solutions employees, other than the Chief Executive Officer, holding options to purchase Vascular Solutions common stock under the Vascular Solutions Inc. Stock Option and Stock Award Plan ("Stock Option Plan") may tender certain options for cancellation in exchange for Vascular Solutions' promise to grant new options on or about the first business day that is at least six months and one day after the date Vascular Solutions cancels the options accepted for exchange or cancellation without replacement.

        PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

        1. _____ This is my initial election form.

        2. _____ This election form replaces my election form dated __________ ____, 2002. I understand that delivery of this election form to Vascular Solutions prior to the expiration date will automatically invalidate in the entirety any and all previous election forms that I have submitted.

        PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

        A. _____ I DO NOT wish to cancel any of my options listed on Attachment A held by me under the Stock Option Plan and I DO NOT elect to participate in the stock option exchange program. If you choose this option, you may skip to page 2 and complete the form by providing your signature.

        B. _____ I agree to tender those options indicated by my initials on Attachment A, held by me under the Stock Option Plan, for cancellation in exchange for Vascular Solutions' promise to grant to me a new option or options under the terms and subject to the conditions of the offer. If you choose this option, please complete the remainder of the form.

         IMPORTANT: If Option B is selected and you are tendering your options pursuant to the offer, you agree to make the following representations and you must initial each space where indicated below. Failure to do so will result in the return of this election form to you and may result in a delay that could prevent you from participating in the program.

         IF YOU SELECTED OPTION B ABOVE, PLEASE INITIAL EACH OF THE FOLLOWING PARAGRAPHS AND PROVIDE YOUR SIGNATURE ON PAGE 2.

         INITIAL: _____ I acknowledge and agree that the determination of whether to tender any of my options pursuant to the offer requires a subjective determination by me as to the future value of Vascular Solutions common stock and that the future value of Vascular Solutions common stock depends on a number of variables, including future events that involve substantial risks and uncertainties. I also acknowledge and agree that the price of Vascular Solutions common stock may be higher, lower or the same as the exercise price of my current options, depending on market conditions and other factors. I understand that the exercise price of the new option(s) may be higher than the exercise price of my options tendered for exchange or cancellation without replacement.

         INITIAL: _____ I acknowledge and agree that Vascular Solutions has not made any representation or warranty to me whatsoever concerning the future value of its common stock and that no employees or representatives of Vascular Solutions are authorized to make, or have made, on behalf of Vascular Solutions, any representation or any recommendation to me as to whether or not I should tender any of my options pursuant to the offer. I further acknowledge and agree that Vascular Solutions has advised me that if I have any questions regarding the offer or the new options, I should contact James Hennen, Director of Finance and Controller, or Howard Root, Chief Executive Officer, at Vascular Solutions and/or review any of the following documents made available to me by Vascular
Solutions: the Vascular Solutions Inc. Stock Option and Stock Award Plan; the applicable options agreement(s) for my current options; the Tender Offer Statement on Schedule TO, which was filed with the SEC in connection with the offer; and/or any financial documents that Vascular Solutions regularly files with the SEC from time to time. Vascular Solutions has advised me that neither Vascular Solutions nor its board of directors makes any recommendation as to whether or not I should tender any of my options for exchange or cancellation without replacement and that I must make my own decision whether to tender any of my options. Vascular Solutions also has advised me in the offer to exchange that I should speak with my own tax advisor to determine the tax consequences of the tender of options under the offer and the receipt of a

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new option or options, prior to signing this election form.

         INITIAL: _____ I acknowledge and agree that I was provided with a copy of the offer to exchange dated July 17, 2002 and that the terms of such offer to exchange and this election form constitute the entire agreement between Vascular Solutions and me regarding the offer. I further acknowledge that the acceptance by Vascular Solutions of my tendered options for exchange or cancellation without replacement will constitute a binding agreement between Vascular Solutions and me on the terms and subject to the conditions of the offer.

         INITIAL: _____ I acknowledge that under the terms and subject to the conditions of the offer, Vascular Solutions may terminate or amend the offer and postpone its acceptance and cancellation of my options tendered for exchange or cancellation without replacement.

         INITIAL: _____ I acknowledge and agree that in order to receive the new option(s), I must be employed by Vascular Solutions or one of its subsidiaries from the date I tender options for exchange on this election form through the date Vascular Solutions grants me a new option or options pursuant to the offer. If for any reason I do not remain an employee or officer during that time, I will not receive any new options or any other consideration for the option(s) I tender for exchange or cancellation without replacement. Furthermore, neither the ability to participate in the offer nor my actual participation will be construed as a right to continued employment with Vascular Solutions.

         BY SIGNING BELOW, I AGREE TO THE TERMS SET FORTH IN THIS ELECTION FORM, INCLUDING THE TERMS OF THE OFFER TO EXCHANGE.

         STOP. IF YOU SELECTED OPTION B ON PAGE 1, PLEASE BE SURE YOU HAVE INITIALED ALL THE PARAGRAPHS ABOVE WHERE INDICATED. FAILURE TO DO SO WILL RESULT IN THE RETURN OF THIS ELECTION FORM TO YOU AND MAY RESULT IN A DELAY THAT COULD PREVENT YOU FROM PARTICIPATING IN THE PROGRAM


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Print Name                                     Signature


--------------------------------
Date


         PLEASE DELIVER THE COMPLETED ELECTION FORM OR A FACSIMILE THEREOF AND, IF YOU ARE ACCEPTING THE OFFER, YOUR OPTION AGREEMENTS WITH RESPECT TO THE OPTIONS YOU ARE TENDERING FOR EXCHANGE OR CANCELLATION WITHOUT REPLACEMENT, OR AN AFFIDAVIT OF LOST OPTION AGREEMENT, TO JAMES HENNEN, DIRECTOR OF FINANCE AND CONTROLLER, OR TO HOWARD ROOT, CHIEF EXECUTIVE OFFICER, VASCULAR SOLUTIONS, INC., 2495 XENIUM LANE NORTH, MINNEAPOLIS, MINNESOTA 55441, TELEPHONE:
763-656-4300, FACSIMILE: 763-656-4250, NO LATER THAN 12:00 MIDNIGHT, MINNESOTA TIME, ON AUGUST 14, 2002.







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                            [VASCULAR SOLUTIONS LOGO]


                       STOCK OPTION EXCHANGE ELECTION FORM
                                  Attachment A


         According to our records, you currently hold the Vascular Solutions, Inc. stock options listed below. If your records differ from the information below, please notify James Hennen immediately.

1. Please initial in the "Surrender" column any stock option(s) that you wish to tender for cancellation.


                   Grant    Exercise   Outstanding
          Name     Date     Price      Option Shares    Surrender
          ----     ----     -----      -------------    ---------


2. Please enter in the space below the total number of outstanding option shares you are tendering.

         Total outstanding option shares tendered: _______

3. Please enter in the space below the total number of new option shares you expect to be issued to you on the grant date. This number should equal the total number of options surrendered by you.

         Total number of new option shares expected: _______








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